EXHIBIT 10.118
ATAT07448111-26474APAP 3537683027-1-2 163949
J. Aron & Company | 200 West Street | New York, New York 10282-2198
Tel: 212-902-1000

REVISED Confirmation

DATE:	Jul 3 2012
TO:	MICRON TECHNOLOGY, INC.
ATTENTION:	FX OPERATIONS
FROM:	J. Aron & Company
SUBJECT:	Currency Option Transaction
REFERENCE NUMBER:	SDB3616575406-3537683027

The purpose of this revised communication (a "Confirmation") is to confirm the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the "Transaction") between J. Aron & Company ("ARON") and MICRON TECHNOLOGY, INC. ("Counterparty") . This communication constitutes a "Confirmation". This Confirmation shall supercede and replace any standard short form confirmation or electronic confirmation message that is sent to you in connection with this Transaction.

1.This Confirmation is subject to, and incorporates, the definitions and provisions contained in the 1998 FX and Currency Option Definitions (as amended and supplemented by the 1998 ISDA Euro Definitions, collectively referred to hereinafter as the "1998 FX Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), the Emerging Markets Traders Association and The Foreign Exchange Committee.

If ARON and Counterparty have entered into a master agreement governing transactions of this type, (the "Agreement"), then this Transaction shall be governed thereby. If, and so long as, the parties have not entered into such an Agreement, then this Transaction shall constitute a "Transaction" within the scope of, and shall be deemed to be governed by, the terms of the 2002 ISDA Master Agreement (provided that (i) "Termination Currency" shall be USD (ii) Subparagraph (ii) of Section 2(c) (Netting) will not apply to Transactions, (iii) the Governing Law shall be the State of New York, (iv) the “Cross-Default” provisions of Section 5(a)(vi) will apply to ARON and will apply to Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party's receipt of written notice of its failure to pay and (v) “Threshold Amount” means in the case of ARON, an amount equal to 3% of the shareholder equity of the Credit Support Provider of ARON as published in its latest audited annual financial accounts and in the case of Counterparty, USD 100,000,000.00, or its equivalent in any currency (as so modified, the "ISDA Terms")). Upon execution and delivery of an Agreement governing transactions of this type, such Agreement shall supercede the ISDA Terms, and all transactions then outstanding shall be governed thereby. All provisions contained in, or incorporated by reference to, the ISDA Terms or the Agreement, as applicable, will govern this Confirmation except as expressly modified herein. In the event of any inconsistencies between this Confirmation and the 1998 FX Definitions or the Agreement, as applicable, this Confirmation will govern.

2.     The terms of the particular Transaction to which this Confirmation relates are as follows.

Trade Date:	Jul 02 2012
Buyer:	ARON
Seller:	Counterparty
Currency Option Style:	European
Currency Option Type:	USD Call / JPY Put
Call Currency and Call Currency Amount:	USD 600,096,015.36
Put Currency and Put Currency Amount:	JPY 50,000,000,000.00
Strike Price:	83.320 JPY/USD

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Expiration Date:	Apr 03 2013
Expiration Time:	10:00 a.m. New York time
Automatic Exercise:	Applicable
Settlement Date:	Apr 05 2013
Settlement:	Deliverable
Premium:	USD 9,851,000.00, payable by ARON to Counterparty on
the Premium Payment Date
Premium Payment Date:	Apr 05 2013

3. Definitions:

Credit Support Provider of ARON:	The Goldman Sachs Group, Inc.

4. Other terms and conditions:	None

5. Calculation Agent:	ARON, unless otherwise specified in the Agreement

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this Transaction (Reference Number: SDB3616575406-3537683027) by signing this revised Confirmation in the space provided below and immediately returning a copy of the executed Confirmation via facsimile to the attention of FX Operations at 212 428 3338.

Very truly yours,

J. Aron & Company

By:      /s/ Arthur Ambrose
Name:    Arthur Ambrose
Title:    Vice President

Agreed and Accepted By:
MICRON TECHNOLOGY, INC.

By: /s/ Josh Ingram

(Reference Number: SDB3616575406-3537683027)

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